Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

Exhibit 10.25BM

SEVENTIETH AMENDMENT

TO THE

AMENDED AND RESTATED

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

csg SYSTEMS, INC.

AND

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

This SEVENTIETH AMENDMENT (the “Amendment”) is made by and between CSG Systems, Inc. (“CSG”) and Charter Communications Holding Company, LLC, a Delaware limited liability company (“Customer”). The effective date of this Amendment is the date last signed below (the "Effective Date").  CSG and Customer entered into that certain Amended and Restated CSG Master Subscriber Management System Agreement (CSG document No. 2298875) dated February 9, 2009, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the Parties, any subsequent reference to the Agreement between the Parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

Now, therefore, CSG and Customer agree to the following as of the Effective Date:

1.  Customer desires to use and CSG agrees to provide Customer with Electronic Only Ad Page Print and Mail functionality in which targeted messages or advertisements will be incorporated as text and graphics on an image page within a data frame (not to exceed 8 1/2 x 11 per page) and will be included only with electronic versions of Customer's statements.  The Electronic Only Ad Pages will not be included with Customer's printed statements; as a result, color saturation restrictions will not apply. The Electronic Only Ad Page will be stored by CSG in PDF format which will enable clickable components (e.g., URL, clickable graphics, etc) to be selected and placed by Customer on the Electronic Only Ad Page for Customer's use with its Subscribers.  Each Electronic Only Ad Page will be stored by CSG and available to Customer for a period of ***** (**) **** from the date that such Electronic Only Ad Page is available to Customer (the "Storage Period").  Following expiration of the Storage Period, the applicable Electronic Only Ad Page will not be available to Customer.

For purposes of clarification, Electronic Only Ad Page functionality will be available to Customer for its Connected Subscribers upon execution of this Amendment and an LOA for implementation for which Customer will not be assessed an implementation fee.  In the event Customer wishes to use Electronic Only Ad Page functionality for Customer's subscribers who receive Print and Mail Services only, such functionality shall only be made available to such Customer subscribers upon execution by CSG and Customer of a separate Statement of Work for implementation which will include set up fees.  Set up fees for such Print and Mail subscribers only and any revisions to the Electronic Only Ad Page requested by Customer will be billed as set forth in the Agreement.

2.  As a result, upon execution of this Amendment and pursuant to the terms and conditions of the Agreement, Schedule F, "FEES," CSG SERVICES,, Section III., Payment Procurement, Direct solutions (Print and Mail) Subsection 2), "Statement Processing," shall be amended to add a new subsection "f" to include the fees set forth below for the Electronic Only Ad Page for Customer's Connected Subscribers and other subscribers, described in this Amendment.

Description of Item/Unit of Measure	Frequency	Fee
2) Statement Processing:
f) Electronic Only Ad Page Fee, per ***** **** (Note 7) (Note 8)	*******	$******

***	Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission.

Note 7: The Electronic Only Ad Page Fee, above, includes storage of the Electronic Only Pages as described in Section 1 of the Seventieth Amendment under CSG document No. 4105354 for the applicable Storage Period.

Note 8: Support Services for the Electronic Only Ad Page functionality shall be pursuant to Subsection 7)b), "Other Print and Mail Ancillary Service Fees; Support Services," of Schedule F, "FEES," CSG SERVICES,, Section III., Payment Procurement, Direct solutions (Print and Mail).

IN WITNESS WHEREOF the Parties hereto have caused this Amendment to be executed by their duly authorized representatives.

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC (“CUSTOMER”) By: Charter Communications, Inc., its Manager	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Mike Ciszek	By: /s/ Joseph T. Ruble
Name: Mike Ciszek	Name: Joseph T. Ruble
Title: VP, Billing & Collections	Title: EVP, CAO & General Counsel
Date: 5/6/15	Date: 8 May 2015